EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-273355 and 333-232673 on Form S-8 of our reports dated March 26, 2025, relating to the consolidated financial statements of Verint Systems Inc., and the effectiveness of Verint Systems Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Jericho, New York
March 26, 2025